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                                                                    EXHIBIT 23.1
Board of Directors and Stockholders
Reinsurance Group of America, Incorporated:

We consent to incorporation by reference in Pre-effective Amendment No. 2 to Registration Statement No. 333-55304 of Reinsurance Group of America, Incorporated and subsidiaries on Form S-3 of our report dated February 5, 2001 appearing in the Annual Report on Form 10-K of Reinsurance Group of America, Incorporated and subsidiaries for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

St. Louis, Missouri
April 9, 2001